UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2016

Date of Report (Date of earliest event reported)

Friendable, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Coventry Agreement

On September 8, 2016, Friendable, Inc. (the “Company”) entered into a Securities Purchase Agreement with Coventry Enterprises, LLC (“Coventry”), (the “Coventry Securities Purchase Agreement”), pursuant to which the Company sold and issued to Coventry a $80,000 face value 8% Convertible Redeemable Note (the “Coventry Note”) with a maturity date of September 8, 2017 (the “Coventry Maturity Date”). The transaction closed on September 9, 2016.

Pursuant to the terms of the Coventry Note, interest accrues daily on the outstanding principal amount at a rate per annum of 8% on the basis of a 365-day year. The principal amount of the Coventry Note and interest is payable on the Coventry Maturity Date. The Coventry Note is convertible into common stock at any time after the issue date at 50% of the lowest closing bid price (subject to a $0.004 per share ceiling price) for the common stock during the twenty (20) consecutive trading days immediately preceding the conversion date, including the date upon which the Company receives a conversion notice from Coventry. Coventry does not have the right to convert the note to the extent that it would beneficially own in excess of 9.9% of the Company’s outstanding common stock. The Company does not have the right to prepay the Coventry Note. In the event of default, the Coventry Note becomes immediately due and payable and the balance of principal and interest shall bear default interest at the rate of 24% per annum.

The above description of the Coventry Securities Purchase Agreement and the Coventry Note is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Coventry Securities Purchase Agreement and the Coventry Note, this reference is made to such agreements, which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by this reference.

The Alpha Capital Anstalt Agreement and Coventry Agreement

On March 8, 2016, the Company entered into a Securities Purchase Agreement with two purchasers, Alpha Capital Anstalt (“Alpha”) and Coventry, (the “March 2016 SPA”), pursuant to which the Company issued a $110,000 7% interest note to Alpha with a maturity date of September 8, 2017 (the “Alpha Note”). After the requisite Rule 144 holding period, the Alpha Note is convertible into common shares of the Company at an initial price of $0.0025 (subject to certain adjustments). On the same date, pursuant to the March 2016 SPA, the Company also issued a $90,000 note to Coventry (the “March 2016 Coventry Note”) and a $5,000 note to Palladium Capital Advisors, LLC (“Palladium”), (the “Palladium Note”), with identical terms (the Alpha Note, the March 2016 Coventry Note and the Palladium Note are hereinafter collectively referred to as the “Initial Closing Notes”).

On September 12, 2016, pursuant to the Eighth Amendment and Closing Agreement of the March 2016 SPA (the “Eighth Amendment and Closing Agreement”), the Company, Coventry and Alpha agreed to increase the principal amount of the Initial Closing Notes from $965,425 to $1,050,500. Pursuant to the Eighth Amendment and Closing Agreement, the Company issued an Allonge No. 8 to the Alpha Note, increasing the principal amount of the Alpha Note by $83,000 over and above any amounts outstanding immediately prior to the date of Allonge No. 8, such that the resulting principal amount of the Alpha Note is $930,000. Pursuant to the Eighth Amendment and Closing Agreement, as payment for Palladium’s services as placement agent, the Company also issued an Allonge No. 8 to the Palladium Note, increasing the principal amount of the Palladium Note by $2,075 over and above any amounts outstanding prior to the date of Allonge No. 8, such that the resulting principal amount of the Palladium Note is $25,500. In connection with the Eighth Amendment and Closing Agreement, the Company also issued to Alpha Capital warrants to purchase 33,200,000 shares of common stock of the Company with an exercise price of $0.0030 (the “Warrant Agreement”).

The above description of the Eighth Amendment and Closing Agreement and the Warrant Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Eighth Amendment and Closing Agreement and the Warrant Agreement, this reference is made to such agreements, which are filed hereto as Exhibit 10.3 and Exhibit 10.4 and incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The foregoing securities under Securities Purchase Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statement and Exhibit

Exhibit Number	Description

10.1	Securities Purchase Agreement with Coventry, dated September 8, 2016
10.2	8% Redeemable Convertible Note with Coventry, dated September 8, 2016
10.3	Eighth Amendment and Closing Agreement with Alpha and Coventry, dated September 12, 2016
10.4	Common Stock Warrant Agreement with Alpha, dated September 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIENDABLE, INC.

Date: September 15, 2016	By:	/s/Robert Rositano
Robert Rositano
CEO

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